EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,178	$—	$—	$2,178
Finance revenues	—	62	(27)	35
Sales and revenues, net	2,178	62	(27)	2,213
Costs of products sold	1,803	—	—	1,803
Restructuring charges	(13)	—	—	(13)
Asset impairment charges	6	—	—	6
Selling, general and administrative expenses	215	19	(1)	233
Engineering and product development costs	61	—	—	61
Interest expense	67	24	—	91
Other expense (income), net	22	(4)	(26)	(8)
Total costs and expenses	2,161	39	(27)	2,173
Equity in income of non-consolidated affiliates	1	—	—	1
Income before equity income from financial services operations and income taxes	18	23	—	41
Equity income from financial services operations	14	—	(14)	—
Income (loss) from continuing operations before income taxes	32	23	(14)	41
Income tax benefit (expense)	9	(9)	—	—
Income (loss) from continuing operations	41	14	(14)	41
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	42	14	(14)	42
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income (loss) attributable to Navistar International Corporation	$37	$14	$(14)	$37

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,870	$—	$—	$5,870
Finance revenues	—	172	(70)	102
Sales and revenues, net	5,870	172	(70)	5,972
Costs of products sold	4,949	—	—	4,949
Restructuring charges	(4)	—	—	(4)
Asset impairment charges	13	—	—	13
Selling, general and administrative expenses	591	65	(2)	654
Engineering and product development costs	189	—	—	189
Interest expense	201	65	(4)	262
Other expense (income), net	66	(9)	(64)	(7)
Total costs and expenses	6,005	121	(70)	6,056
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(129)	51	—	(78)
Equity income from financial services operations	34	—	(34)	—
Income (loss) from continuing operations before income taxes	(95)	51	(34)	(78)
Income tax benefit (expense)	7	(17)	—	(10)
Income (loss) from continuing operations	(88)	34	(34)	(88)
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	(87)	34	(34)	(87)
Less: Net income attributable to non-controlling interests	18	—	—	18
Net income (loss) attributable to Navistar International Corporation	$(105)	$34	$(34)	$(105)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,052	$—	$—	$2,052
Finance revenues	—	60	(26)	34
Sales and revenues, net	2,052	60	(26)	2,086
Costs of products sold	1,757	—	—	1,757
Restructuring charges	5	—	—	5
Asset impairment charges	12	—	—	12
Selling, general and administrative expenses	177	21	(1)	197
Engineering and product development costs	62	—	—	62
Interest expense	65	21	(2)	84
Other expense (income), net	16	(8)	(23)	(15)
Total costs and expenses	2,094	34	(26)	2,102
Equity in income of non-consolidated affiliates	2	—	—	2
Income (loss) before equity income from financial services operations and income taxes	(40)	26	—	(14)
Equity income from financial services operations	17	—	(17)	—
Income (loss) from continuing operations before income taxes	(23)	26	(17)	(14)
Income tax expense	(5)	(9)	—	(14)
Income (loss) from continuing operations	(28)	17	(17)	(28)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(28)	17	(17)	(28)
Less: Net income attributable to non-controlling interests	6	—	—	6
Net income (loss) attributable to Navistar International Corporation	$(34)	$17	$(17)	$(34)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,946	$—	$—	$5,946
Finance revenues	—	177	(75)	102
Sales and revenues, net	5,946	177	(75)	6,048
Costs of products sold	5,068	—	—	5,068
Restructuring charges	11	—	—	11
Asset impairment charges	17	—	—	17
Selling, general and administrative expenses	543	63	(2)	604
Engineering and product development costs	181	—	—	181
Interest expense	193	59	(6)	246
Other expense (income), net	27	(22)	(67)	(62)
Total costs and expenses	6,040	100	(75)	6,065
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(91)	77	—	(14)
Equity income from financial services operations	48	—	(48)	—
Income (loss) from continuing operations before income taxes	(43)	77	(48)	(14)
Income tax benefit (expense)	4	(29)	—	(25)
Income (loss) from continuing operations	(39)	48	(48)	(39)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(39)	48	(48)	(39)
Less: Net income attributable to non-controlling interests	24	—	—	24
Net income (loss) attributable to Navistar International Corporation	$(63)	$48	$(48)	$(63)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of July 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$868	$43	$—	$911
Marketable securities	55	7	—	62
Restricted cash	20	117	—	137
Finance and other receivables, net	330	1,971	(184)	2,117
Inventories	973	6	—	979
Goodwill	38	—	—	38
Property and equipment, net	1,079	254	—	1,333
Investments in and advances to financial services operations	503	—	(503)	—
Investments in non-consolidated affiliates	55	—	—	55
Deferred taxes, net	136	5	—	141
Other assets	289	18	—	307
Total assets	$4,346	$2,421	$(687)	$6,080
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,345	$52	$(184)	$1,213
Debt	3,424	1,796	—	5,220
Postretirement benefits liabilities	2,824	—	—	2,824
Other liabilities	1,676	70	—	1,746
Total liabilities	9,269	1,918	(184)	11,003
Stockholders' equity attributable to non-controlling interest	2	—	—	2
Stockholders' equity (deficit) attributable to controlling interest	(4,925)	503	(503)	(4,925)
Total liabilities and stockholders' equity (deficit)	$4,346	$2,421	$(687)	$6,080

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$761	$43	$—	$804
Marketable securities	39	7	—	46
Restricted cash	22	90	—	112
Finance and other receivables, net	292	1,952	(275)	1,969
Inventories	930	14	—	944
Goodwill	38	—	—	38
Property and equipment, net	980	261	—	1,241
Investments in and advances to financial services operations	466	—	(466)	—
Investments in non-consolidated affiliates	53	—	—	53
Deferred taxes, net	157	4	—	161
Other assets	265	20	—	285
Total assets	$4,003	$2,391	$(741)	$5,653
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,345	$43	$(275)	$1,113
Debt	3,096	1,808	—	4,904
Postretirement benefits liabilities	3,098	—	—	3,098
Other liabilities	1,757	74	—	1,831
Total liabilities	9,296	1,925	(275)	10,946
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(5,298)	466	(466)	(5,298)
Total liabilities and stockholders' equity (deficit)	$4,003	$2,391	$(741)	$5,653

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(87)	$34	$(34)	$(87)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	111	2	—	113
Depreciation of equipment leased to others	20	36	—	56
Amortization of debt issuance costs and discount	26	10	—	36
Deferred income taxes	(15)	(1)	—	(16)
Asset impairment charges	13	—	—	13
Gain on sales of investments and businesses, net	(5)	—	—	(5)
Equity in income of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services affiliates	(34)	—	34	—
Dividends from financial services operations	8	—	(8)	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in other intercompany receivables and payables	(16)	16	—	—
Other, net	(202)	(77)	—	(279)
Net cash provided by (used in) operating activities	(180)	20	(8)	(168)
Cash flows from investing activities
Purchases of marketable securities	(619)	—	—	(619)
Sales of marketable securities	586	—	—	586
Maturities of marketable securities	17	—	—	17
Net change in restricted cash and cash equivalents	2	(27)	—	(25)
Capital expenditures	(92)	(1)	—	(93)
Purchase of equipment leased to others	(61)	(35)	—	(96)
Other investing activities	24	12	—	36
Net cash used in investing activities	(143)	(51)	—	(194)
Net cash provided by financing activities	428	32	8	468
Effect of exchange rate changes on cash and cash equivalents	2	(1)	—	1
Increase in cash and cash equivalents	107	—	—	107
Cash and cash equivalents at beginning of the period	761	43	—	804
Cash and cash equivalents at end of the period	$868	$43	$—	$911

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(39)	$48	$(48)	$(39)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	109	2	—	111
Depreciation of equipment leased to others	18	35	—	53
Amortization of debt issuance costs and discount	18	9	—	27
Deferred income taxes	(1)	1	—	—
Asset impairment charges	17	—	—	17
Loss on sales of investments and businesses, net	2	—	—	2
Equity in loss of non-consolidated affiliates	(3)	—	—	(3)
Equity in income of financial services operations	(48)	—	48	—
Dividends from financial services operations	80	—	(80)	—
Dividends from non-consolidated affiliates	8	—	—	8
Change in intercompany receivables and payables(A)	(8)	8	—	—
Other, net	(469)	279	—	(190)
Net cash provided by (used in) operating activities(A)	(316)	382	(80)	(14)
Cash flows from investing activities
Purchases of marketable securities	(378)	—	—	(378)
Sales of marketable securities	344	14	—	358
Maturities of marketable securities	39	—	—	39
Net change in restricted cash and cash equivalents	4	(68)	—	(64)
Capital expenditures	(82)	(1)	—	(83)
Purchase of equipment leased to others	(1)	(93)	—	(94)
Other investing activities	32	23	—	55
Net cash used in investing activities	(42)	(125)	—	(167)
Net cash provided by (used in) financing activities(A)	(32)	(265)	80	(217)
Effect of exchange rate changes on cash and cash equivalents	23	10	—	33
Increase (decrease) in cash and cash equivalents	(367)	2	—	(365)
Cash and cash equivalents at beginning of the period	877	35	—	912
Cash and cash equivalents at end of the period	$510	$37	$—	$547
_________________________

(A)
Adjustments are made to Change in intercompany receivables and payables within Net cash provided by (used in) operating activities as well as Net cash provided by (used in) financing activities sections to conform to the nine months ended July 31, 2017 presentation. The reclassification did not impact our Condensed Consolidated Statements of Cash Flows.